RESOLUTION OF THE SHAREHOLDERS

OF

TOKEN COMMUNITIES LTD.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held this 26th day of February, 2018;

WHEREAS there has been presented to and considered by this meeting a Motion to effectuate a new Board of Directors of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue and have overwhelmingly decided and RESOLVED that we have elected:

ALEXANDER LIGHTMAN as Director & CEO

STEVEN KNIGHT, Director and Chairman of the Board

PETER E. MADDOCKS as Director & CFO

The Above qualified people, having been nominated, have accepted their position as DIRECTORS and Officers of the Company.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated:  26th February, 2018

_____________________

Alexander Lightman on behalf of the Majority Shareholders